UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2019

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On March 28, 2019, Aspen Insurance Holdings Limited (the “Company”) entered into a Management Consulting Agreement, dated March 28, 2019 (the “Agreement”), by and between Aspen and Apollo Management Holdings, L.P., a Delaware limited partnership (“Apollo Management”). Pursuant to the Agreement, Apollo Management will provide the Company and its subsidiaries (collectively, the “Aspen Group”) with management consulting and advisory services related to the business and affairs of the Aspen Group and Aspen will pay to Apollo Management in consideration for its services under the Agreement an annual management consulting fee equal to the greater of (i) 1% of the consolidated net income of the Aspen Group for the applicable fiscal year, and (ii) $5 million.

The Agreement is effective February 15, 2019 (the “Commencement Date”) and will have an initial term period of eight years from the Commencement Date. The Agreement will be automatically extended for an additional 12-month term on each of the eight-year and nine-year anniversary of the Commencement Date absent contrary notice by either party given not less than 30 days prior to such anniversary date. The Agreement will be automatically terminated on the occurrence of the consummation of any transaction or series of transactions, whether or not related, as a result of which New Holders (as defined in the Agreement) become the beneficial owner, directly or indirectly, of more than ninety percent of the ordinary shares or other common equity and voting securities of the Aspen Group.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Agreement which is attached and incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, Mr. Christopher O’Kane stepped down from his position as Chief Executive Officer of the Company effective February 15, 2019 (the “Termination Date”) in connection with the consummation of the merger (the “Merger”) with Highlands Merger Sub, Ltd. (“Merger Sub”), a wholly owned subsidiary of Highlands Holdings, Ltd. (“Parent”). Merger Sub merged with and into the Company in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, with the Company continuing as the surviving company and as a wholly owned subsidiary of Parent. Parent is an affiliate of certain investment funds managed by affiliates of Apollo Global Management, LLC, a leading global alternative investment manager. Mr. O’Kane was succeeded by Mr. Mark Cloutier who was appointed as the Chief Executive Officer of the Company and the Chair of the Board of Directors of the Company effective February 15, 2019.
On March 28, 2019, the terms and conditions of Mr. O’Kane’s departure were agreed as set forth in the Settlement Agreement, which is a settlement agreement within the meaning of Section 203 of the United Kingdom's Employment Rights Act of 1996, dated March 28, 2019 (the “Settlement Agreement”), by and among Aspen Insurance UK Services Limited (“Aspen UK Services”), the Company and Mr. O’Kane. The Settlement Agreement was agreed in accordance with the terms of (i) the Service Agreement, dated September 24, 2004, as amended on October 28, 2014, by and among Mr. O’Kane, Aspen UK Services and the Company, (ii) the Change of Control Employment Agreement, dated February 23, 2015, as amended on March 15, 2018, by and among Mr. O’Kane, Aspen UK Services and the Company, and (iii) the international assignment letter, dated May 16, 2018, between Mr. O’Kane and the Company.
Pursuant to the Settlement Agreement, Mr. O’Kane will receive (i) $10,000,000 as a bonus in recognition of Mr. O’Kane’s contributions towards the Merger, (ii) $3,519,156 as a severance payment, which includes a payment in lieu of Mr. O’Kane’s notice period, (iii) $164,245 as the equivalent of the pension contributions Mr. O’Kane would have received for the 12 month period following the Termination Date, (iv) $62,690 as the equivalent cost of the private medical insurance premiums Mr. O’Kane would have received for the 12 month period following the termination date, (v) $47,706 for relocation costs, (vi) $40,000 for the provision of outplacement counseling, (vii) $38,590 as a pro-rata bonus for the 2019 performance year, (viii) $34,275 for assistance on certain of Mr. O’Kane’s U.S. and U.K. tax returns, (ix) up to a maximum of $20,000 for reasonable legal fees incurred by Mr. O’Kane for legal advice in connection with the termination of his employment with the Company, (x) the cost of flights for Mr. O’Kane and his family to return from Bermuda to either London or a city in the United States, (xi) $1,315 as consideration for entering into certain confidentiality obligations to apply indefinitely following the Termination Date, and (xii) $3,290 as consideration for entering into certain non-compete and non-solicit restrictions as set forth in Schedule 4 of the Settlement Agreement.
All of the equity-based awards previously granted to Mr. O’Kane by the Company vested on completion of the Merger in accordance with the Agreement and Plan of Merger, dated as of August 27, 2018 (the “Merger Agreement”), by and among the Company, Merger Sub and Parent, with satisfaction of performance conditions determined based on either (i) the actual level of performance achieved with respect to any performance period that had been completed or (ii) the target performance level with respect to any performance period that had not yet been completed. In accordance with the Merger Agreement, Mr. O’Kane has received a lump-sum payment in cash, without interest, equal to $42.75 for each share subject to such equity-based awards (plus any applicable amounts in respect of accrued dividend equivalents) at the same time as other similarly situated employees of the Company.
In consideration for the promises and payments made by Aspen UK Services under the Settlement Agreement, Mr. O’Kane has agreed to a general release of claims in favor of the Company, Aspen UK Services, and their affiliates. Mr. O’Kane is also subject to a non-compete restriction for 12 months following the Termination Date and certain non-solicit restrictions for 24 months following the Termination Date as set forth in Schedule 4 of the Settlement Agreement, which he must adhere to unless he has the prior written consent of the Board of Directors of the Company.
In addition, Mr. O’Kane has agreed not to make any adverse or derogatory comment about Aspen UK Services, its directors or employees, and not to do anything which will, or may, bring Aspen UK Services, its directors or employees into disrepute. Aspen UK Services has agreed to use reasonable endeavors to ensure that its employees, directors and officers will not (i) make any adverse or derogatory comment about Mr. O’Kane, or (ii) do anything that will, or may, bring Mr. O’Kane into disrepute.
The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is attached and incorporated herein by reference as Exhibit 10.2 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Management Consulting Agreement, dated March 28, 2019, between Aspen Insurance Holdings Limited and Apollo Management Holdings, L.P.
10.2	Settlement Agreement, dated March 28, 2019, by and among Aspen Insurance UK Services Limited, Aspen Insurance Holdings Limited and Mr. Christopher O’Kane

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: March 29, 2019	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer